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                                                                    EXHIBIT 10.6

[VERDISYS(TM) LOGO]                   VERDISYS, INC.
                                      25025 I-45 NORTH, SUITE 525
                                      THE WOODLANDS, TX  77380
                                      TOLL FREE: (281) 364-6999
                                      WEB: WWW.VERDISYS.COM  FAX: (281) 364-8007

        LATERAL DRILLING SERVICE AGREEMENT FOR DELHI AND FRANKLIN FIELDS
               NATURAL GAS SYSTEMS CORPORATION AND VERDISYS, INC.

This Lateral Drilling Services Agreement ("AGREEMENT") is dated as of September 22, 2003, by and between Verdisys, Inc., a California corporation ("VERDISYS"), and Natural Gas Systems Corporation, a Delaware corporation ("NGS"). NGS seeks to engage Verdisys to provide development expertise and lateral drilling services, to NGS in the Delhi Gas Field and adjacent Franklin Properties in Delhi, Louisiana (combined, the "DELHI FIELD").

                              1.0 LATERAL DRILLING

1.1 LOCATION OF SERVICES

Verdisys will provide lateral drilling services in wells in the Delhi Field identified with greater specificity as to location on the attached Term and Pricing Invoice, which may be updated by the constituent corporations from time to time.

1.2 PARAMETERS OF DRILLING

Laterals will be drilled at a depth of no more than 5800' with a horizontal maximum of 300'.

                          2.0 SERVICE FEES AND ROYALTY

2.1 LATERAL DRILLING SERVICE FEES

Verdisys Lateral Drilling Services ("DRILLING SERVICES") will be billed at the time of commencement of drilling at the package rate set forth in the attached Term and Pricing Invoice. The Drilling Services are for each individual well site pertaining to this Contract. NGS shall be provided the Drilling Services at the minimum number of wells and at the prices identified on the Term and Pricing Invoice attached hereto. Verdisys will bill NGS upon completion of drilling services at each well, including any additional laterals requested, with payment due within thirty (30) days of completion of the well services.

2.2 INITIAL PAYMENT AND PROMISSORY NOTE TO SECURE DELHI FIELD

NGS will enter into the purchase and sale agreement for the Delhi Field and close the purchase of the Delhi Field with an initial payment of $1,000,000.00 no later than September 25, 2003, subject to satisfactory review of the closing documents and review of the related title opinions and environmental audits, and shall make an additional payment of $200,000.00 for the Franklin Properties to be paid no later than October 25, 2003. NGS, as part of the closing, will also enter into a promissory note for $1,500,000.00 payable in twelve equal monthly in installments beginning on January 31st, 2004 to the seller of the Delhi Field (the "NOTE").

2.3 NET PROFITS INTEREST

In addition to the fee for Drilling Services, NGS shall assign to Verdisys a 70% after-payout interest in the Net Profits from the NGS interests in the Delhi Gas Properties (the "Verdisys NPI"). NET PROFITS shall be defined to be the net revenues to the working interests of NGS from the Delhi Field less all gathering fees, product marketing expenses, if any, lease operating

Service Contract - WEBB and Verdisys, Inc.                                     1

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expenses, ongoing capital expenditures in the normal course of business, standard COPAS overhead charges, other royalties and any other related fees and expenses. PAY-OUT will be calculated when NGS has received from 100% of the Net Profits an amount equal to the sum of (i) the Initial Payments, (ii) all payments to service and retire the related Note, (iii) all capital expenditures to develop and otherwise exploit and explore the Delhi Field including all transaction costs of closing, plus (iv) a cash-on-cash return of ten percent (10%) on (i) through (iii). Either Verdisys or NGS may audit the Net Profits calculation upon ten days written notice within normal business hours on an annual basis.

Neither Verdisys nor NGS shall be directly or indirectly liable or obligated in any way to the other party or to any third party for any financing or other payment obligations related to the Drilling Services, including principal, interest, fees or other costs related thereto, except NGS's obligations under the Note. The obligations of Verdisys are specifically limited to compliance with the terms of this agreement related to the assignment of funds by Verdisys to the Drilling Services Financing Escrow Account for the limited time period described herein.

2.4 OPERATIONS

NGS will take over operations of the Delhi Field, but shall give reasonable preference to utilization of either the existing operations staff or other staff knowledgeable of the Delhi Field. NGS shall subcontract to Verdisys the development operations of the Delhi Field subject to a development plan and budget approved by NGS. After Payout, NGS and Verdisys shall mutually agree to any change in the listed operator of the Delhi Field.

                         3.0 RESPONSIBILITIES OF PARTIES

3.1 VERDISYS SERVICES

Verdisys will provide lateral drilling to a depth of 5800' in the existing well structure with four (4) laterals to a maximum horizontal distance of 300' from the center of the well bore.

3.2 DEVELOPMENT BUDGET

NGS and Verdisys shall mutually agree to an annual development budget with quarterly reviews and adjustments. In the event that a capital expenditure incremental to the development budget is required, then NGS shall provide an officer contact that will review for approval such expenditure within 48 hours of notice with all relevant information. The development budget shall further specify an amount of nonbudget expenditure within certain types of expenditures that shall be within the approval authority of Verdisys for the purpose of timely and reasonable operations.

The determination as to the appropriate number of laterals to be drilled to obtain maximum return from the well will be made by NGS with the advice of the on-site consulting geologist (or if not on-site consulting geologist is present at the site, by any third party consulting geologist mutually acceptable to the parties).

3.3 NGS SUPPORT

NGS agrees to provide sufficient, free and safe access to the Delhi Field and the NGS facilities located thereon to permit timely performance of the Drilling Services and field management. NGS may elect to have Verdisys be responsible for preworking of the well to the described condition set forth in the "Verdisys Statement of Work", and such services will be invoiced to the operator as an operating cost. Verdisys will also provide or subcontract necessary "cleanup"

Service Contract - NGS and Verdisys, Inc.                                      2

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of the well and strata as requested by NGS. NGS shall make such requests of
Verdisys with such timing and volume so as to allow efficient operation by Verdisys.

                              4.0 OTHER AGREEMENTS

4.1 GUARANTY OF FUTURE SERVICES

Verdisys agrees to provide Drilling Services capacity to NGS for future projects in the following amounts and on the following schedule at its standard fee:

2004              250 wells
2005              500 wells
2006              750 wells
2007 - 2013       1,000 wells per year

4.2 RECIPROCAL FIRST RIGHT OF REFUSAL

NGS shall have a thirty (30) day, exclusive first right of refusal to review and enter into an agreement to participate with Verdisys, subject to financing and normal due diligence, on all oil and gas field projects developed or acquired by Verdisys. Verdisys further agrees to advise NGS of anticipated projects at initiation in order for NGS to timely make its election at the reasonably earliest time.

Similarly, Verdisys shall have a thirty (30) day, exclusive first right of refusal to provide Drilling Services on any oil and gas field project developed or acquired by NGS.

                         5.0 WARRANTIES AND LIMITATIONS

5.1 TERMS AND CONDITIONS

All warranties related to Verdisys Lateral Drilling Services are contained in the separate "Service Level Agreement" (SLA) document included with this Contract.

5.2 PERFORMANCE

Verdisys will provide a minimum of four laterals per well to at a depth not to exceed 5800' with laterals horizontal distance not to exceed 300'.

5.3 INDEMNIFICATION

Verdisys, at its own expense, shall indemnify, release and hold harmless NGS, its subsidiaries, affiliates or assignees, and their directors, officers, employees and agents and defend any action brought against same with respect to any claim, demand, cause of action, debt, loss or liability, including attorneys' fees and court costs, to the extent that it is based upon a claim that the equipment used or Services provided hereunder infringes or violates any patents, copyrights, trade secrets, licenses, or other property rights of any third party. NGS may, at its own expense, assist in such defense if it so chooses, provided that as long as Verdisys can demonstrate sufficient financial resources, Verdisys shall control such defense and all negotiations relative to the settlement of any such claim and further provided that any settlement intended to bind NGS shall not be final without NGS's written consent, which shall not be unreasonably withheld. In the event that Verdisys cannot demonstrate sufficient financial resources to provide such defense, the NGS shall have the right to advance legal expenses and direct such legal defense. NGS shall promptly provide Verdisys with written notice of any claim which NGS believes falls within the scope of this paragraph.

Service Contract - NGS and Verdisys, Inc.                                      3

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Verdisys agrees to indemnify, release, defend and hold harmless NGS for any liability or expense due to claims for personal injury or property damage (i) arising out of the furnishing or performance of the equipment or the Services provided hereunder or (ii) arising out of the fault or negligence of Verdisys, its employees or agents.

                                6.0 MISCELLANEOUS

6.1 CONFIDENTIALITY

Each party agrees that it shall not disclose to any third party any information concerning the customers, trade secrets, methods, processes or procedures or any other confidential business information of the other party which it learns during the course of its performance of this Contract, without the prior written consent of such other party. Both parties agree to coordinate and receive approval from the other party prior to any public announcement related to the Delhi Field and this Agreement. This obligation will survive the cancellation or other termination of this Contract.

6.2 GOVERNING LAW

This Contract shall be governed by and construed under the laws of the State of Delaware or in such other jurisdiction as may be mutually agreed to by NGS and Verdisys.

6.3 ASSIGNMENT

Either party may assign its rights under this contract with the prior written notice to the other party, except the Drilling Services undertaken by Verdisys herein may only be subcontracted or assigned with the prior consent of NGS. This Contract is binding upon the parties and their successors and assigns.

6.4 AUTHORITY

Each party has all requisite power and authority to execute, deliver and perform this Agreement. All necessary corporate proceedings of each party have been taken to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly authorized, executed and delivered by each party, constitutes the legal, valid and binding obligation of each party, and is enforceable in accordance with its terms. Except as set forth elsewhere herein, no consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local or other governmental authority or any court or other tribunal is required by either party for the execution, delivery or performance of this Agreement. No consent of any party to any contract, agreement, instrument, lease, arrangement or understanding to which either party is a signer, or to which any of its properties or assets are subject, is required for the execution, delivery or performance of this Agreement

6.5 FURTHER ACTIONS

At any time and from time to time, each party agrees, at its expense, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

6.6 AMENDMENTS

This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof and supersedes all existing agreements among them concerning such subject matter. This Agreement may be amended prior to the Effective Time (notwithstanding stockholder adoption and approval) by a written instrument executed by the Constituent Corporations with the approval of their respective Boards of Directors.

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6.7 NOTICES

Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express or similar overnight delivery or courier service or delivered in person against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Agreement. Notices hereunder shall be deemed delivered only upon actual delivery against a signed receipt.

           NATURAL GAS SYSTEMS CORPORATION:   3 Raydon Lane
                                              Houston, Texas 77024
                                              Fax: 832-201-8839

           VERDISYS:                          Verdisys, Inc.
                                              25025 I-45 North, Suite 525
                                              The Woodlands, TX 77380
                                              Fax: ______________
6.8 WAIVER

Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. Any waiver must be in writing and be authorized by a resolution of the Board of Directors of the waiving party.

6.9 BINDING EFFECT

The provisions of this Agreement shall be binding upon and inure to the benefit of the Constituent Corporations and their respective successors and assigns and shall inure to the benefit of each indemnity.

6.10 SEVERABILITY

If any provision of this Agreement is invalid, illegal or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

6.11 HEADINGS

The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

6.12 COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been approved by resolutions duly adopted by the Board of Directors of each party and has been signed by duly authorized officers of each party, all as of the date first above written.

NATURAL GAS SYSTEMS CORPORATION         VERDISYS, INC.

By: ________________________            By: ________________________

Title: _____________________            Title: _____________________

Date: ______________________            Date: ______________________

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                            TERMS AND PRICING INVOICE

                             Effective Date:          , 2003

This Lateral Drilling Service Agreement ("AGREEMENT") is entered into by Verdisys, Inc., a California corporation ("Verdisys") and NATURAL GAS SYSTEMS CORPORATION, A DELAWARE CORPORATION ("CUSTOMER") as of the Effective Date indicated above. This Agreement includes and incorporates the Terms and Pricing Invoice attached hereto and the following Annexes indicated below and executed by the parties:

[ ] Service Level Agreement (SLA)           [ ] Statement of Work

[ ] ___________________________         [ ] ________________________

VERDISYS, INC.                              NGS ________________________
("VERDISYS")                                ("CUSTOMER")

BY: ___________________________             BY: ________________________________

NAME:  ________________________             NAME: ______________________________

TITLE: ________________________             TITLE: _____________________________

DATE:  ________________________             DATE: ______________________________

Verdisys Sales Representative or Agent Information

SALES REPRESENTATIVE OR AGENT             PHONE                   FAX                       EMAIL

Customer Information: IT IS YOUR RESPONSIBILITY TO NOTIFY VERDISYS OF ANY CHANGE
                      IN CONTACT INFORMATION.

PRIMARY BUSINESS CONTACT                                        EMAIL                                 PHONE, WITH AREA CODE

MAILING ADDRESS WITH STREET, CITY, STATE, AND ZIP CODE          FAX, WITH AREA CODE                   CELLULAR, WITH AREA CODE

Selected Services:

BASE PACKAGE: 4 1/2 OR 3 1/2 INCH WELLS (WITH UP TO  four(4) LATERALS PER WELL):

Minimum Number of Wells:       Fee Per Well    Fee per additional laterals:

120                            65,000.00       $3,750.00     Up to 12   per zone

ADDITIONAL: 2 7/8  INCH WELLS (WITH UP TO  four (4) LATERALS PER WELL):

Number of Wells:               Fee Per Well    Fee per additional laterals:

                               65,000.00       $3,750.00     Up to 12   per zone

PAYMENT SOURCE (IF ANY):  not applicable

ADDITIONAL SERVICES:      Monthly Bandwidth       INSTALLATION FEE PAYMENT TERMS
                          Customer Fee
                          Payment Terms
                          ________

Service Contract - NGS and Verdisys, Inc.                                      6